Exhibit 10.1

LIMITED WAIVER AND AMENDMENT AGREEMENT

This Limited Waiver and Amendment Agreement (this “Agreement”), dated as of March 31, 2021 (the “Effective Date”), is entered into by and among NYM Holding, Inc., a Delaware corporation (the “Borrower”), iFresh, Inc., a Delaware corporation (“iFresh”), New York Mart 8 Ave., Inc., a New York corporation (“NYM8”), New York Mart East Broadway Inc., a New York corporation (“NYM E. Broadway”), New York Supermarket East Broadway Inc., a New York corporation (“NYS E. Broadway”), New York Mart Group Inc., a New York corporation (“NYMG”), Ming’s Supermarket, Inc., a Massachusetts corporation (“Ming’s”), New York Mart Mott St., Inc., a New York corporation (“Mott”), New York Mart Roosevelt, Inc., a New York corporation (“Roosevelt”), New York Mart Sunrise, Inc., a Florida corporation (“Sunrise”), Zen Mkt Quincy, Inc., a Massachusetts corporation (“Zen”), Strong America Limited, a New York corporation (“Strong America”), iFresh E. Colonial Inc., a Florida corporation (“E Colonial”), iFresh Glen Cove Inc., a New York corporation (“Glen Cove”), iFresh Bellaire, Inc., a Texas corporation (“Bellaire”), New York Mart Ave U 2nd Inc., a New York corporation (“Ave U”), New York Mart CT, Inc., a Connecticut corporation (“CT”), New York Mart N. Miami Inc., a Florida corporation (“Miami”), NYM Milford, LLC, a Connecticut limited liability company (“NYM Milford”), Go Fresh 365, Inc., a Florida corporation (the “Go Fresh”), and Long Deng, an adult individual (“Mr. Deng” and collectively with iFresh, NYM8, NYM E. Broadway, NYS E. Broadway, NYMG, Ming’s, Mott, Roosevelt, Sunrise, Zen, Strong America, E Colonial, Glen Cove, Bellaire, Ave U, CT, Miami, NYM Milford, and Go Fresh, the “Guarantors”), and KeyBank National Association, a national banking association (the “Lender”), and acknowledged and consented to by Dengrong Zhou, an adult individual, subject to the terms and conditions of that certain Stipulation and [Proposed] Order Governing the Withdrawal of Defendants’ Emergency Motion for Amendment of Status Quo Order filed in Case No. 2021-0026-JRS pending before the Court of Chancery of the Status of Delaware (the “Stipulation”). The Borrower and the Guarantors are sometimes referred to herein as collectively, the “Loan Parties” and individually, each a “Loan Party.”

BACKGROUND

A. The Borrower and the Lender are parties to that certain Credit Agreement, dated as of December 23, 2016, as amended by that certain Waiver and First Amendment to Credit Agreement dated February 16, 2017, that certain Waiver and Second Amendment to Credit Agreement dated March 21, 2017, that certain Third Amendment to Credit Agreement dated April 20, 2017, that certain Fourth Amendment to Credit Agreement dated May 19, 2017, that certain Fifth Amendment to Credit Agreement dated July 13, 2017, that certain Waiver and Sixth Amendment to Credit Agreement dated April 5, 2018, that certain Forbearance and Amendment Agreement, dated May 20, 2019, and that certain Second Forbearance and Amendment Agreement, dated October 15, 2019 (as so amended, the “Credit Agreement”), pursuant to which the Lender made available to the Borrower a revolving credit facility, a term loan facility, and other credit accommodations. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

B. NYM8, NYM E. Broadway, NYS E. Broadway, NYMG, Ming’s, Mott, Roosevelt, Sunrise, Zen, and Strong America executed that certain Guaranty Agreement, dated as of December 26, 2016, in favor of the Lender (as amended, the “Guaranty”), pursuant to which each such Guarantor agreed to jointly and severally unconditionally guaranty the prompt payment and performance of the Obligations of the Borrower.

C. Pursuant to that certain Joinder Agreement, dated February 27, 2017, executed by iFresh in favor of the Lender, iFresh became a party to the Guaranty (the “iFresh Joinder”).

D. Pursuant to that certain Joinder Agreement, dated July 13, 2017, executed by E Colonial in favor of the Lender, E Colonial became a party to the Guaranty.

E. Pursuant to that certain Joinder Agreement, dated July 13, 2017, executed by Glen Cove in favor of the Lender, Glen Cove became a party to the Guaranty.

F. Pursuant to that certain Joinder Agreement, dated October 4, 2017, executed by Ave U, CT, and Miami in favor of the Lender, Ave U, CT, and Miami became a parties to the Guaranty.

G. Pursuant to that certain Joinder Agreement, dated May 3, 2018, executed by Bellaire in favor of the Lender, Bellaire became a party to the Guaranty.

H. Events of Default have occurred and are continuing under the Credit Agreement and other Loan Documents by reason of the Borrower’s failure to maintain (a) a Senior Funded Debt to EBITDA of not greater than 3.00 to 1.00 for the quarters ending March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2019, June 30, 2020, September 30, 2020, and December 31, 2020, and (b) a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 for the quarters ending September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2019, June 30, 2020, September 30, 2020, and December 31, 2020 (collectively, the “Financial Covenant Events of Default”).

I. By letter dated February 7, 2019, the Lender notified the Borrower and the existing Guarantors of the occurrence and the continuance of the Financial Covenant Events of Default existing at such time.

J. Additional Events of Default have occurred and are continuing under the Credit Agreement and other Loan Documents by reason of Mr. Deng no longer indirectly beneficially owning and controlling more than 51% of the equity interests in the Borrower by reason of the purchase by HK Xu Ding Co. Limited, a Hong Kong limited liability company, of an aggregate of 51% of the total issued and outstanding shares of iFresh from Mr. Deng (the “Change in Control Event of Default”).

K. By letter dated February 14, 2019, the Lender notified the Borrower and the existing Guarantors of the occurrence and the continuance of the Change in Control Event of Default.

L. An additional Event of Default occurred under the Credit Agreement and other Loan Documents by reason of Voice Road Plaza, LLC obtaining a judgment against NYMG and/or iFresh in the amount of $207,974.78 and, in connection therewith, issuing execution against the Borrower’s deposit account maintained with the Lender (the “Judgment Event of Default”).

M. The Borrower and the existing Guarantors requested that the Lender forbear for a limited period of time from exercising its rights and remedies under the Loan Documents, at law, and in equity based on the Judgment Event of Default, the Change in Control Event of Default, and the Financial Covenant Events of Default existing at such time.

N. The Lender agreed to do so under the terms of, and subject to the conditions set forth in, that certain Forbearance and Amendment Agreement, dated May 20, 2019 (the “First Forbearance Agreement”).

O. Under the First Forbearance Agreement, the Lender’s agreement to forbear in the exercise of its rights and remedies under the Loan Documents, at law, and in equity based on the Specified Events of Default expired pursuant to its terms at 5:00 p.m. prevailing Eastern Time on August 18, 2019.

P. The Loan Parties requested that the Lender continue to forbear for a limited period of time from exercising its rights and remedies under the Loan Documents, at law, and in equity based on the Judgment Event of Default, the Change in Control Event of Default, and the Financial Covenant Events of Default existing at such time.

Q. The Loan Parties further requested that the Lender provide its prior written consent to iFresh selling all of the equity interests of the Borrower (the “NYM Stock”) to Go Fresh (such sale, the “NYM Stock Sale”) and, in connection with the NYM Stock Sale, (i) permit the proceeds of such sale to be received and retained by iFresh free and clear of any Lien of the Lender on or in such proceeds and (ii) remove iFresh as a party to the Guaranty, the Pledge Agreement, and each other Loan Document to which iFresh is a party, including, without limitation, the iFresh Joinder (together, the “iFresh Request”).

R. The Lender agreed to do so under the terms of, and subject to the conditions set forth in, that certain Second Forbearance and Amendment Agreement, dated October 15, 2019 (the “Second Forbearance Agreement”).

S. The NYM Stock Sale did not occur.

T. By letter dated December 3, 2019, the Lender notified the Loan Parties that the Lender’s agreement under the Second Forbearance Agreement to forbear in the exercise of its rights and remedies under the Loan Documents, at law, and in equity based on the Judgment Event of Default, the Change in Control Event of Default, and the Financial Covenant Events of Default existing at such time expired pursuant to its terms at 5:00 p.m. prevailing Eastern Time on November 29, 2019.

U. By letter dated January 21, 2020, the Lender notified the Loan Parties that, effective as of the date of the letter, interest would accrue on the Loans at the Default Rate.

V. Additional Events of Default have occurred and are continuing under the Credit Agreement and other Loan Documents by reason of (collectively, the “Payment Events of Default”): (a) the Borrower’s failure to make its regularly scheduled monthly interest payments with respect to the Revolving Loans as and when due and payable on January 1, 2020 and the same date of each calendar month thereafter through and including February 1, 2021; (b) the Borrower’s failure to make its regularly scheduled monthly principal and interest payments with respect to the Effective Date Term Loan as and when due and payable on January 1, 2020 and the same date of each calendar month thereafter through and including February 1, 2021; (c) the Borrower’s failure to make its regularly scheduled monthly principal and interest payments with respect to the first Delayed Draw Term Loan under the Delayed Draw Term Loan Facility as and when due and payable on March 1, 2020 and the same date of each calendar month thereafter through and including February 1, 2021; and (d) the Borrower’s failure to make its regularly scheduled monthly principal and interest payments with respect to the second Delayed Draw Term Loan under the Delayed Draw Term Loan Facility as and when due and payable on January 1, 2020 and the same date of each calendar month thereafter through and including February 1, 2021.

W. Additional Events of Default have occurred and are continuing under the Credit Agreement and other Loan Documents by reason of (collectively, the “iFresh Events of Default” and collectively with the Payment Events of Default, the Change in Control Event of Default, the Judgment Event of Default, and the Financial Covenant Events of Default, the “Specified Events of Default”): iFresh engaging in businesses and activities and owning assets other than holding 100% of the equity interests of NYM due to iFresh becoming the holder of (collectively, the “New Subsidiaries”): (i) 100% of the equity interests in Hubei Rongentang Wine Co., Ltd., a PRC company, (ii) 100% of the equity interests in Rongentang Herbal Wine Co., Ltd., a PRC company, and (iii) 70% of the equity interests in Xiamen DL Medical Technology Co, Ltd., a PRC company.

X. By letter dated June 5, 2020, the Lender notified the Loan Parties of the occurrence and the continuance of the Specified Events of Default existing at such time.

Y. By letter dated October 8, 2020, the Lender notified the Loan Parties of the occurrence and the continuance of the Specified Events of Default existing at such time, accelerated the maturity of the Obligations, and demanded immediate payment in full of the Obligations.

Z. By certain instruction letters dated October 9, 2020, the Lender exercised its rights and remedies under certain deposit account control agreements entered into among the Lender, certain Loan Parties, and Amerasia Bank (the “Depository Bank”) to take control of the deposit accounts of such Loan Parties with the Depository Bank and direct the Depository Bank to remit any funds on deposit in such deposit accounts to the Lender for application to and against the outstanding Obligations.

AA. The Loan Parties have requested that the Lender (a) provide a limited waiver with respect to the Specified Events of Default; and (b) amend the terms of the Credit Agreement and other Loan Documents in certain respects.

BB. The Lender has agreed to do so under the terms of, and subject to the conditions set forth in, this Agreement.

Accordingly, the Loan Parties and the Lender, each intending to be legally bound hereby, agree as follows:

Section 1 - ACKNOWLEDGMENTS AND REAFFIRMATIONS

1.1 Acknowledgments. To induce the Lender to enter into this Agreement, the Loan Parties acknowledge and agree that: (a) the Loan Documents are legal, valid, and binding obligations of, and enforceable in accordance with their respective terms against, the Loan Parties who are a party thereto; (b) the Liens on and security interests in the Collateral in favor of the Lender are valid, legal, binding, and properly perfected and are reaffirmed and ratified in all respects, and nothing contained herein is intended to alter the priority of, or terminate any, Lien on or security interest in any Collateral in favor of the Lender; (c) the Specified Events of Default have occurred, have not been and cannot be cured, are continuing, and are material in nature; (d) to the extent that any of the Loan Documents require notification to the Loan Parties or any other person of the existence of the Specified Events of Default or an opportunity to cure the Specified Events of Default, such notice or period for cure were properly given or are hereby waived by the Loan Parties; (e) by reason of the occurrence and continuance of the Specified Events of Default, the Lender is presently entitled to exercise any and all of its rights and remedies under the Loan Documents, at law, and in equity; (f) the Loan Parties do not have any rights of offset, defenses, claims, or counterclaims under any Loan Document, at law, or in equity with respect to any of the Loans or any other Obligations of the Loan Parties under the Loan Documents, all of which are valid and outstanding Obligations of the Loan Parties; (g) except as expressly provided herein, nothing contained herein extinguishes, discharges, or releases any of the Obligations or any Loan Document or constitutes an accord, satisfaction, novation, or substitution of any of the Obligations or any Loan Document; (h) the Loan Parties have been represented (or had the opportunity to be represented) by the legal counsel of the Loan Parties’ choice, understand and are fully aware of the terms and conditions contained in this Agreement, and have voluntarily, without coercion or duress of any kind, entered into this Agreement; and (i) the Background section of this Agreement is true and correct in all respects and is hereby incorporated into the text of this Agreement.

1.2 Acknowledgment of Obligations. The Loan Parties and the Lender hereby agree that, as of March 19, 2021, the principal and accrued and unpaid interest at the Stated Rate outstanding under the Loan Documents are as follows:

	Principal	Accrued and Unpaid Interest at the Stated Rate

Revolving Loans	$11,408,188.67	$383,212.22

Effective Date Term Loan	$4,275,363.80	$283,202.49

Delayed Draw Term Loan	$777,899.66	$38,687.55

1.3 Collateral. The Loan Parties ratify, reaffirm, and confirm all of the Obligations and agree that the Liens on and security interests in the Collateral granted to the Lender under the Loan Documents shall continue in full force and effect as security for all Obligations.

Section 2 - LIMITED WAIVER

2.1 Limited Waiver. Subject to the other terms and conditions of this Agreement, the Lender hereby provides a limited waiver of the Specified Events of Default, the accrued and unpaid interest at the Default Rate outstanding as of the Effective Date, and the accrued and unpaid reimbursable fees and costs of the Lender outstanding as of the Effective Date; provided, however, that such limited waiver shall only become effective upon the Lender’s timely receipt of the Deng Payment (as hereinafter defined). The limited waiver provided for herein (a) is specifically limited to its express terms, (b) is a one-time accommodation, and (c) does not, and will not be construed or deemed to, (i) excuse any Loan Party’s future performance of any terms or conditions of the Credit Agreement or other Loan Documents; (ii) operate as a waiver of, or a consent to a modification or alteration of, any other terms or conditions of the Credit Agreement or other Loan Documents; (iii) obligate or commit the Lender to agree to any additional waivers under the Credit Agreement or other Loan Documents; or (iv) evidence of any course of dealing by the Lender. For the avoidance of doubt, the Lender hereby waives all known and identified Specified Events of Default and will not seek recourse for such known and identified Specified Events of Default.

2.2 Deposit Accounts. Promptly after the Effective Date, the Lender shall send letters to the Depository Bank instructing the Depository Bank to return control of the deposit accounts of the Loan Parties with the Depository Bank to the Loan Parties and cease remitting any funds on deposit in such deposit accounts to the Lender for application to and against the outstanding Obligations.

Section 3 - RELEASE

3.1 Release by the Loan Parties. Each Loan Party, on behalf of itself/himself, its/his predecessors, successors, assigns, heirs, executors, trustees, administrators, agents, and other legal representatives, and any Person claiming by or through such Loan Party (collectively, the “Releasors”), hereby unconditionally remises, releases, waives, satisfies, acquits, and forever discharges the Lender and its present, former, and future parents, predecessors, successors, assigns, assignees, affiliates, subsidiaries, divisions, departments, subdivisions, owners, partners, principals, trustees, creditors, shareholders, joint ventures, co-venturers, officers and directors (whether acting in such capacity or individually), attorneys, vendors, accountants, nominees, agents (alleged, apparent, or actual), representatives, employees, managers, administrators, loan servicers, asset managers, each Person acting or purporting to act for them or on their behalf, and the successors and assigns of any such Persons, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses, costs, losses, demands, and/or liabilities whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, if any, which any of Releasors ever had, may have, or now have against any of the Releasees, for or by reason of any cause, matter, or thing whatsoever, arising from the beginning of time to the Effective Date (collectively, “Claims”), including, without limitation, any and all Claims that in any way arise out of, are connected to, are related to, or are in any manner incidental to the dealings or relationships between the Releasors and Releasees related to the Loan Documents, the transactions contemplated thereby, or any actions or omissions in connection therewith. The foregoing release will be construed in the broadest sense possible.

The Loan Parties warrant and represent that they are the sole and lawful owners of all right, title, and interest in and to every Claim being released hereby and they have not assigned, pledged, hypothecated, or otherwise divested or encumbered all or any part of any Claim being released hereby. The Loan Parties hereby agree to indemnify, defend, and hold harmless any and all of the Releasees from and against any Claims asserted against any Releasee based on, or arising in connection with, any such prior assignment or transfer, whether actual or purported. The Loan Parties hereby absolutely, unconditionally, and irrevocably agree never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way, or foment any suit, action, or other proceeding (at law, in equity, in any regulatory proceeding, or otherwise) or otherwise seek any recovery against any of the Releasees based on any of the Claims being released hereby. The Loan Parties hereby specifically warrant, represent, acknowledge, and agree that: (a) none of the provisions of this general release shall be construed as or constitute an admission of any liability on the part of any Releasee; (b) the provisions of this general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory, or equitable; and (c) any attempt to assert a Claim barred by the provisions of this general release shall subject each Loan Party to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous, or baseless claims or causes of action, and each Loan Party hereby agrees to pay, in addition to such other damages as any Releasee may recover as a result of any such attempt, all attorneys’ fees and costs incurred by any Releasee as a result of any such attempt.

Section 4 - AMENDMENTS

Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the Loan Parties and the Lender hereby agree, and the Credit Agreement and other Loan Documents are hereby amended and modified, as follows:

4.1 Availability of Loans. The Lender shall be under no obligation to make any additional Advance or other Loan, issue or amend any Letter of Credit, or otherwise extend additional credit to, or for the benefit of, the Loan Parties pursuant to the Loan Documents.

4.2 Revocation of Conditional Limited Consent to NYM Stock Sale. The Lender hereby revokes its prior conditional limited consent to iFresh consummating the sale of the NYM Stock to Go Fresh.

4.3 Payment of Obligations. Commencing on April 1, 2021 and continuing on the first day of each calendar month thereafter, outstanding principal under the Loans shall be due and payable in equal monthly installments of $50,000.00. Commencing on April 1, 2021 and continuing on the first day of each calendar month thereafter, accrued and unpaid interest on the Loans shall be due and payable. The Loan Parties shall make all such payments (a) as and when due and payable, (b) in the full amounts and at the interest rates required under the Loan Documents; and (c) in immediately available funds.

4.4 Interest Rate. On and following the Effective Date, interest shall accrue on the Loans at the Stated Rate (and not the Default Rate).

4.5 Maturity Date. All Obligations shall mature and be due and payable in full on December 31, 2021.

4.6 Guaranty Termination. Mr. Deng and the Lender are parties to that certain Limited Guaranty Agreement, dated May 20, 2019 (the “Deng Guaranty”). Subject to the terms and conditions of this Agreement, the Lender shall accept $2,000,000.00 paid in immediately available funds (the “Payment Amount”) as payment in full of the Guaranteed Obligations (as defined in the Deng Guaranty) owed by Mr. Deng to the Lender under the Deng Guaranty; provided that (a) $1,000,000.00 of the Payment Amount is paid on or before April 7, 2021 (the “Deng Payment”); and $1,000,000.00 of the Payment Amount is paid on or before September 30, 2021. Provided that the Payment Amount is timely paid in full, the Guaranteed Obligations will be paid and satisfied in full, and the Deng Guaranty shall terminate pursuant to Section 6.7 thereof, and subject to Section 2.7 thereof, Mr. Deng shall have no further obligations, duties, or liabilities thereunder. Each installment of the Payment Amount shall be paid either (a) directly by Mr. Deng from his personal funds; or (b) by iFresh after receipt of an equity contribution or unsecured subordinated indebtedness in an amount equal to such installment from Mr. Deng from his personal funds. The Loan Parties shall provide the Lender with reasonable evidence of the source of any installment payment of the Payment Amount. The Lender shall apply the Payment Amount to the Obligations as follows: (a) first, to accrued, unpaid, and past due interest at the Stated Rate, if any; (b) second, to past due principal payments, if any; and (c) finally, to the outstanding principal balance of the Loans in such order and manner as determined by the Lender in its sole discretion.

4.7 Mandatory Prepayments. In addition to any other mandatory prepayments of the Obligations required under the Credit Agreement and other Loan Documents, upon receipt by iFresh of any equity contribution (other than in connection with the Payment Amount), iFresh shall pay fifty percent (50%) of the amount of such equity contribution to the Lender for application to and against the outstanding principal balance of the Loans in such order and manner as determined by the Lender in its sole discretion.

4.8 Reporting Requirements.

a. The Borrower shall deliver or cause to be delivered to the Lender as soon as available and in any event within forty-five (45) days after the end of each calendar month, internally prepared consolidated or consolidating balance sheets (as applicable) and related consolidated or consolidating statements of income (as applicable) of the Loan Parties (excluding Mr. Deng), on a month-to-date and year-to-date basis, for the portion of the Fiscal Year ending as of the end of such prior calendar month, which financial statements shall be prepared by the Loan Parties’ management and accompanied by (i) a certificate of a Certifying Officer that such financial statements have been prepared in accordance with GAAP and are correct subject only to normal year end audit adjustments and the absence of footnotes and (ii) a certificate of a Certifying Officer that such officer has caused the provisions of the Credit Agreement and other Loan Documents to be reviewed and has no knowledge of any Default or if such Certifying Officer has such knowledge, specifying such Default and the nature thereof and what action the Loan Parties have taken, are taking, or propose to take with respect thereto.

b. On every Thursday of every other calendar week, the Borrower shall deliver, or shall cause to be delivered, to the Lender a rolling thirteen-week cash flow projection in form reasonably acceptable to the Lender, which reports actual cash flows versus projection, and projects on a weekly basis cash revenue, receipts, expenses, and disbursements, of the Loan Parties (excluding Mr. Deng) (all of the foregoing documentation and information, collectively, the “Cash Flow Projection”). Each Cash Flow Projection shall be shall be prepared by the Borrower’s management and certified by of a Certifying Officer. If requested by the Lender, the Loan Parties shall have a telephone conference call with the Lender, during which the Loan Parties shall provide to the Lender a detailed oral report comparing actual weekly cash receipts and expenditures to the Cash Flow Projection for the preceding week, explaining any percentage variance of actual weekly cash receipts and expenditures from those set forth on the Cash Flow Projection, and providing such other details and information as may be reasonably requested by the Lender.

4.9 Business Valuation. At the sole cost and expense of the Lender, the Loan Parties shall permit the Lender, or a third party on the Lender’s behalf, to conduct a valuation of the Loan Parties’ businesses, cooperate in the conducting of such valuation, and provide all information reasonably requested by or on behalf of the Lender in connection with such valuation. The Loan Parties hereby authorize the Lender or any such third party to communicate directly with the Loan Parties’ directors, officers, employees, and other representatives regarding the Loan Parties’ affairs, finances, condition, prospects, and any other matters relevant to such valuation.

4.10 Joinder of Subsidiaries. If any Loan Party intends to form or acquire any new Subsidiary after the Effective Date, such Loan Party shall obtain the prior written consent of the Lender, which consent shall not be unreasonably conditioned, withheld, delayed, or denied. The Lender shall grant or deny such consent within five (5) days following receipt of a written request for such consent from the Loan Parties, provided the Loan Parties have provided the Lender with all information reasonably requested by the Lender, including, without limitation, financial information, related to such proposed new Subsidiary. If any Loan Party forms or acquires any new Subsidiary after the Effective Date, such new Subsidiary shall be deemed to have automatically joined in, and become a party to, the Guaranty as a “Guarantor” and assumed all of the Obligations of a “Guarantor” under the Guaranty. Thereafter, such new Subsidiary shall perform, comply with, and be subject to, bound by, and jointly and severally liable for all of the terms, conditions, and covenants of, and all other Obligations under, the Guaranty to the same extent as if it were an original signatory to such Loan Documents. The Loan Parties shall cause any such new Subsidiary to enter into any agreements, instruments, or documents reasonably requested by the Lender to effectuate the substance and intent of this Agreement; provided, however, that no such agreements, instruments, or documents need be entered into for this Agreement to have its full force and effect.

Section 5 - REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and as partial consideration for the terms and conditions contained herein, the Loan Parties represent and warrant to the Lender that as of the Effective Date:

5.1 Organization and Authority. Each Loan Party (excluding Mr. Deng) is duly organized, validly existing, and in good standing under the laws of the state of its organization and has the right, power and authority and has taken all necessary corporate or other organizational action to duly authorize the execution, delivery, and performance of this Agreement and any Loan Document executed in connection herewith.

5.2 Other Consents. No authority, permit, consent, waiver, approval, or other authorization of or other action by, notice to, or filing, registration or declaration of or with any Governmental Authority or other Person is required in connection with the execution, delivery, and performance of or compliance with this Agreement.

5.3 No Conflict. The execution and delivery of this Agreement will not conflict with, or result in a breach of, (a) the terms, conditions, or provisions of the organizational documents of any Loan Party (excluding Mr. Deng); (b) any applicable law; or (c) any material agreement, instrument, order, writ, judgment, injunction, or decree to which a Loan Party is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of a Loan Party.

5.4 Valid and Binding Agreement. Each Loan Party has duly entered into this Agreement, and this Agreement is a legal, valid, and binding obligation of and enforceable in accordance with its terms against each Loan Party.

5.5 Compliance with Laws. Each Loan Party is in material compliance with, and its respective properties, business operations, and leaseholds are in material compliance with, all laws applicable to such Loan Party, its properties, and the conduct of its businesses.

5.6 No Untrue or Misleading Statements. Neither this Agreement nor any document, certificate, or statement furnished or to be furnished by on or behalf of any Loan Party to Lender in connection with this Agreement or any other Loan Document contains or at the time of delivery will contain any untrue statement of a material fact. There is no fact known to a Loan Party which with the giving of notice, the passage of time, or both would be reasonably expected to have a Material Adverse Effect on the Loan Parties.

5.7 No Default. Except for the Specified Events of Defaults, each Loan Party represents that it is not aware that a Default or an Event of Default exists or has occurred and is continuing under the Credit Agreement or any other Loan Documents, and that, except for the Specified Events of Default, it is not aware of any existing violation or event which, with the passage of time or the giving or notice or both, would constitute a Default or Event of Default under the Credit Agreement or any other Loan Documents.

5.8 Liens. The Loan Parties have title to all of their property and assets, real and personal, that constitute Collateral. None of the Collateral is subject to any Lien, security interest, encumbrance, or other claim of any nature, other than Liens and security interests in favor of the Lender or expressly permitted under the Loan Documents.

5.9 Other Representations and Warranties. The representations and warranties of the Loan Parties contained in the Loan Documents (a) which are subject to a materiality qualifier, are true and correct in all respects and (b) which are not subject to a materiality qualifier, are true and correct in all material respects; in each case, as of the Effective Date, as though made on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to (i) an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all respects as of the date when made or (ii) the existence of the Specified Events of Default.

Section 6 - CONDITIONS PRECEDENT

The effectiveness of this Agreement and the Lender’s obligations hereunder are conditioned on the satisfaction by the Loan Parties of the following conditions precedent:

6.1 Delivery of Documents. The Loan Parties shall have delivered or cause to be delivered to the Lender the following, all satisfactory to the Lender in form and substance and if requiring signature, then duly executed by all parties thereto:

a. this Agreement;

b. copies of (i) resolutions, unanimous consents, or equivalent authority documents of the Loan Parties, as applicable, authorizing the execution, delivery, and performance of each of the Loan Documents required to be executed and delivered by such Loan Parties hereunder and (ii) as applicable, the Loan Parties’ articles of incorporation, certificates of formation or organization, by-laws, and operating agreements;

c. an incumbency certificate for the Loan Parties identifying all the names, incumbency, and signatures of the Persons authorized to execute the Loan Documents required to be delivered hereunder of behalf of such Loan Parties;

d. certificates of good standing or equivalent for the Loan Parties issued as of a contemporaneous date;

e. with respect to the New Subsidiaries, evidence reasonably satisfactory to the Lender that such Persons are no longer Subsidiaries of iFresh; and

f. all other agreements, instruments, or documents or other things reasonably requested by the Lender to effectuate the substance and intent of this Agreement.

Section 7 - EVENTS OF DEFAULT

Each of the following constitutes an immediate default and event of default (an “Event of Default”) under this Agreement and, notwithstanding anything contained in any Loan Document, including, without limitation, any provision therein requiring the Lender to provide the Loan Parties or any other Person with prior notice or an opportunity to cure, an immediate Default and Event of Default under each Loan Document:

7.1 Payment. Failure of the Loan Parties to pay (a) any principal or interest as and when due and payable under this Agreement or any other Loan Document; or (b) any other amount due and payable under this Agreement or any other Loan Document within five (5) days following such amount becoming due and payable.

7.2 Covenants. Failure of any Loan Party to observe any term, condition, or covenant set forth in this Agreement.

7.3 Representations and Warranties. Any representation or warranty made by any Loan Party in this Agreement, any other Loan Document, or any document, certificate or statement furnished or to be furnished from, by, or on behalf of any Loan Party to the Lender in connection with this Agreement or any other Loan Document is false or misleading in any material respect as of the date made.

7.4 Agreements Invalid. The validity, binding nature of, or enforceability of any term or provision of this Agreement is disputed by, on behalf of, or in the right or name of any Loan Party or any material term or provision of this Agreement is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.

7.5 Material Adverse Effect. An event occurs, or a circumstance or condition exists, which has a Material Adverse Effect on the Loan Parties, and such event, circumstance, or condition and its Material Adverse Effect on the Loan Parties are continuing.

7.6 Other Defaults. An Event of Default under the Credit Agreement or any other Loan Document occurs and is continuing.

Section 8 - REMEDIES

8.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lender will have, and may exercise, any and all of its rights and remedies set forth herein or in any Loan Document, at law, or in equity.

8.2 Waiver. In accordance with Section 9-624 of the Uniform Commercial Code, the Loan Parties hereby waive the right to (a) [reserved]; (b) require disposition of collateral under Section 9-620(e) of the Uniform Commercial Code; and (c) redeem collateral under Section 9-623 of the Uniform Commercial Code.

8.3 No Contest. Conditioned only on the occurrence and continuance of an Event of Default, the Lender will be entitled to, and the Loan Parties hereby consent to, the appointment of a state or federal court receiver with respect to any or all of the Loan Parties (excluding Mr. Deng) and/or any or all of the Collateral with notice to the Loan Parties, and the Loan Parties shall not oppose or otherwise interfere with such a receiver or the Lender’s ability to obtain the appointment of such a receiver.

Section 9 - MISCELLANEOUS

9.1 Ratification and Confirmation. Each Loan Party hereby ratifies and confirms that, except as expressly modified and superseded hereby, all of the terms of the Loan Documents, including, without limitation, all confirmations, acknowledgments, releases, waivers, consents, indemnifications, and jury trial waivers contained in all such documents, remain in full force and effect and, as modified and superseded hereby, are reaffirmed and continue to be legal, valid, and binding Obligations of the Loan Parties and enforceable in accordance with their respective terms.

9.2 Effect of Agreement; Reservation of Rights. This Agreement is not (a) a waiver of or consent to a modification of any term of any Loan Document, except as expressly set forth herein, and (b) except as expressly set forth herein, does not prejudice any right or rights which the Lender now has or may have in the future under or in connection with any Loan Document, at law, or in equity.

9.3 References to Loan Documents. On and after the Effective Date, all references to the Loan Documents will be deemed to be references to the Loan Documents as amended or otherwise modified by this Agreement.

9.4 Conflict. In the event and to the extent of any conflict between the terms of this Agreement and the terms of any Loan Document, the terms of this Agreement with respect thereto will govern.

9.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement and any other Loan Document will survive the execution of this Agreement and are material and have been or will be relied on by the Lender, and no investigation made by the Lender, any Loan Party or any other Person on the behalf of any of them affects the representations and warranties or the right of the Lender to rely on them. No implied representations or warranties are created or arise as a result of this Agreement. For purposes of this section, all statements in any certificate or other writing required by this Agreement or any other Loan Document to be delivered to the Lender by or on behalf of any Loan Party are deemed to be representations and warranties contained in this Agreement.

9.6 No Waiver. No failure or delay on the part of the Lender in the exercise of any right, power, privilege, or remedy will operate as a waiver thereof, nor will any single or partial exercise of any right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy.

9.7 Notices. All notices, demands, and other communications required or permitted to be given under this Agreement must be given in accordance with the notice provisions of the Credit Agreement.

9.8 Headings. The headings and underscoring of articles, sections, and clauses have been included herein for convenience only and are not to be considered in interpreting this Agreement.

9.9 Integration and Entire Agreement. This Agreement is specifically limited to the matters expressly set forth herein. This Agreement constitutes the sole, final, and entire agreement of the parties with respect to the subject matter hereof, supersedes any and all prior oral and written communications with respect to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to any Loan Document.

9.10 Amendment and Waiver. No amendment of this Agreement and no waiver, discharge, or termination of any one or more of the terms or conditions hereof, will be effective unless set forth in writing and signed by the Loan Parties and the Lender.

9.11 Successors and Assigns. This Agreement (a) is binding on the Loan Parties, the Lender, and their respective nominees, successors, and assigns, and (b) inures to the benefit of the Loan Parties, the Lender, and their respective nominees, successors, and permitted assigns. Notwithstanding the foregoing, the Loan Parties shall not assign their rights hereunder or any interest herein without obtaining the prior written consent of the Lender, and any assignment or attempted assignment by the Loan Parties without the Lender’s prior written consent will be void and of no effect with respect to the Lender.

9.12 Severability of Provisions. Any provision of this Agreement that is held to be illegal, inoperative, unenforceable, void, or invalid in any jurisdiction will, as to that jurisdiction, be ineffective to the extent illegal, inoperative, unenforceable, void, or invalid without affecting the remaining provisions in that jurisdiction or the legality, operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.13 Third-Party Beneficiaries. No term of this Agreement is intended to benefit any Person other than the Loan Parties and the Lender, nor will any term be enforceable by any other Person, provided, however, that each and every one of the Releasees shall be deemed to be intended third-party beneficiaries of this Agreement.

9.14 Indemnification.

a. If, after receipt of any transfer with respect to or payment of all or any part of the Obligations, the Lender is compelled to surrender such transfer or payment to any Person for any reason (including, without limitation, a determination that such transfer or payment is void or voidable as a preference or fraudulent conveyance or transfer, an impermissible setoff, or a diversion of trust funds), then (i) each such transfer or payment will be deemed never to have occurred, and the outstanding Obligations will be adjusted accordingly; (ii) this Agreement and the other Loan Documents will continue in full force and effect; and (iii) the Loan Parties will be liable for and shall indemnify, defend, and hold harmless the Lender with respect to the full amount so surrendered.

b. The provisions of this Section will survive the termination of this Agreement and will be and remain effective notwithstanding the payment to the Lender of any or all of the Obligations, the cancellation of any Loan Document, the release of any Lien or security interest securing the Obligations, or any other action which the Lender may have taken in reliance on the receipt of such payment. Any cancellation of any of the Loan Documents or other such action will be deemed to have been conditioned on any payment of any or all of the Obligations having become final and irrevocable.

9.15 Further Assurances. On the request of the Lender and at the sole expense of the Loan Parties, the Loan Parties hereby agree to promptly and duly execute and deliver or have recorded such further agreements, instruments, or documents and take such further actions as the Lender may reasonably request to effectuate the terms and conditions and purposes of this Agreement.

9.16 Governing Law; Forum; Waiver of Jury Trial. THE TERMS AND PROVISIONS OF SECTIONS 11.8 and 11.9 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT AS IF FULLY SET FORTH HEREIN.

9.17 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and this Agreement will be binding on all of the parties hereto, even though such parties do not sign the same signature page. Signatures transmitted electronically or by telecopy will be deemed original signatures.

9.18 Course of Dealing. Acceptance of or acquiescence by the Lender in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or any other Loan Document will not be relevant in any respect to determine the Obligations or meaning of this Agreement or any other Loan Document, even though the Lender had knowledge of the nature of the performance and opportunity for objection.

9.19 Construction. This Agreement has been entered into by parties who are experienced in sophisticated and complex matters similar to the transactions contemplated hereby and are being entered into by the parties in reliance upon the economic and legal bargains contained herein and in the Loan Documents and shall be interpreted and construed in a fair and impartial manner, without regard to such factors as the party that prepared the instrument, the relative bargaining powers of the parties, or the domicile of any party, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Agreement.

[signature pages follow]

The undersigned have caused this Limited Waiver and Amendment Agreement to be executed on the date of this Agreement by their duly authorized officers.

Borrower:

NYM HOLDING, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	CEO

Guarantors:

IFRESH, INC.

By:	/s/ Ping Zhou
Name:	Ping Zhou
Title:	Director

By:	/s/ Harvey Leibowitz
Name:	Harvey Leibowitz
Title:	Director

By:	/s/ Jay Walder
Name:	Jay Walder
Title:	Director

By:	/s/ Long Deng
Name:	Long Deng
Title:	Director

By:	/s/ Mark Fang
Name:	Mark Fang
Title:	Director

NEW YORK MART 8 AVE, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

Signature Page to Limited Waiver and Amendment Agreement

NEW YORK MART EAST BROADWAY INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK SUPERMARKET EAST BROADWAY INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART GROUP INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

MING'S SUPERMARKET, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART MOTT ST., INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART ROOSEVELT, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

Signature Page to Limited Waiver and Amendment Agreement

NEW YORK MART SUNRISE, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

ZEN MKT QUINCY, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

STRONG AMERICA LIMITED

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

iFRESH E COLONIAL INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

iFRESH GLEN COVE INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

IFRESH BELLAIRE, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

Signature Page to Limited Waiver and Amendment Agreement

NEW YORK MART AVE U 2ND INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART CT, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART N. MIAMI INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NYM MILFORD, LLC

By:	/s/ Long Deng
Name:	Long Deng
Title:	Member

GO FRESH 365, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	CEO

/s/ Long Deng
Long Deng, individually

Signature Page to Limited Waiver and Amendment Agreement

Lender:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Robert G. Krupka
Name:	Robert G. Krupka
Title:	Vice President

Signature Page to Limited Waiver and Amendment Agreement

ACKNOWLEDGED AND CONSENTED TO BY:

/s/ Dengrong Zhou
Dengrong Zhou, individually

Signature Page to Limited Waiver and Amendment Agreement